Exhibit 10.2
FIRST AMENDMENT TO NOTE
          This First Amendment to Note (the “First Amendment”) is made as of this 30 day of April, 2008 by and between Bank of America, N.A. (the “Bank”) having an office located at 100 Federal Street, Boston, Massachusetts 02110 and iRobot Corporation (the “Borrower”), a Delaware corporation having an office at 63 South Avenue, Burlington, Massachusetts 01803 to that certain Note dated June 5, 2007 executed by the Borrower in favor of the Bank (the “Note”). Any capitalized terms not otherwise defined herein shall have the same meanings designated in the Note.
W I T N E S S E T H:
          WHEREAS, the Borrower did on June 5, 2007 execute, seal and deliver to the Bank the Note; and
          WHEREAS, the Borrower has requested that the Bank increase the maximum principal of the Note;
          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, receipt of whereof is hereby acknowledged, it is hereby agreed by and between the Borrower and the Bank as follows:
1.	The Note is hereby amended by replacing where applicable the references to “Thirty Five Million Dollars” and “$35,000,000.00” with “Forty Five Million Dollars” and “$45,000,000.00”.

2.	The Note, as amended hereby, shall remain in full force and effect and all terms hereof are hereby ratified and confirmed by the Borrower. Except for specifically provided herein, all other terms and conditions of the Note shall remain in full force and effect.

3.	The Borrower by its execution of this First Amendment in the space provided below, represents, warrants and agrees that the Borrower has no claims, defenses, counterclaims or offsets against the Bank in connection with the Note or any of the other documents executed in connection therewith and, to the extent that any such claim, defense, counterclaim or offset may exist, the Borrower by its execution of this First Amendment in the space provided below, hereby affirmatively WAIVES and RELEASES the Bank from same.

4.	This First Amendment shall take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first above written.

5.	Any and all references to the Note and any instrument previously and now hereafter executed by the Borrower shall be deemed to refer to the Note as amended by this

First Amendment and any future amendments hereafter entered into between the Borrower and the Bank.
          IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date and year first above written as a sealed instrument.

WITNESS:	iROBOT CORPORATION

/s/ Paul Tavalone	By:	/s/ Geoffrey P. Clear

	Title:	Sr. VP and CFO

BANK OF AMERICA, N.A.

	By:	/s/ Richard MacDonald

	Title:	Vice President